EXHIBIT 10.138
ATAT08188143-21700APAP 2634749919-1-2 163949
J. Aron & Company | 200 West Street | New York, New York 10282-2198
Tel: 212-902-1000

Confirmation
DATE:	Mar 26 2013
TO:	MICRON TECHNOLOGY, INC.
ATTENTION:	FX OPERATIONS
FROM:	J. Aron & Company
SUBJECT:	Transaction
REFERENCE NUMBER:	SDB2634749868-2634749919

USI (UNIQUE SWAP IDENTIFIER):	1030444992SDB00000263474986817KNU1R0000000

In accordance with CFTC Regulation Part 45, we hereby notify you that this trade is being reported to the following swap data repository: DTCC Data Repository (U.S.) LLC

The purpose of this communication (a "Confirmation") is to confirm the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the "Transaction") between J. Aron & Company ("ARON") and MICRON TECHNOLOGY, INC. ("Counterparty") . This communication constitutes a "Confirmation". This Confirmation shall supercede and replace any standard short form confirmation or electronic confirmation message that is sent to you in connection with this Transaction.

1.    This Confirmation is subject to, and incorporates, the definitions and provisions contained in the 1998 FX and Currency Option Definitions (as amended and supplemented by the 1998 ISDA Euro Definitions, collectively referred to hereinafter as the "1998 FX Definitions") as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), the Emerging Markets Traders Association and The Foreign Exchange Committee. This Confirmation supplements, forms a part of and is subject to the 2002 ISDA Master Agreement dated as of December 6, 2012 between ARON and Counterparty, as amended and supplemented from time to time (the "Agreement"). All provisions contained in, or incorporated by reference to, the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the 1998 FX Definitions or the Agreement, as the case may be, this Confirmation will govern.

2.    General Terms of this Transaction:

Trade Date:	Mar 26 2013

Part I:

Buyer:	Counterparty
Seller:	ARON
Currency Option Style:	European
Currency Option Type:	USD Call / JPY Put
Call Currency and Call Currency Amount:	USD 425,237,867.43
Put Currency and Put Currency Amount:	JPY 40,000,000,000.00
Strike Price:	94.065 JPY/USD
Expiration Date:	Sep 25 2013
Expiration Time:	10:00 a.m. New York time
Automatic Exercise:	Applicable
Settlement Date:	Sep 27 2013
Settlement:	Deliverable
Premium:	Zero

Other terms and conditions:	None

1 of 2

Calculation Agent:	ARON, unless otherwise specified in the Agreement

Part II:

Currency and Amount payable by Counterparty:	USD 439,560,439.56
Currency and Amount payable by ARON:	JPY 40,000,000,000.00
Forward Rate:	91.00 JPY/USD
Settlement Date:	Sep 27 2013
Settlement:	Deliverable

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this Transaction (Reference Number: SDB2634749868-2634749919) by signing this Confirmation in the space provided below and immediately returning a copy of the executed Confirmation via facsimile to the attention of FX Operations at 212 428 3338.

Very truly yours,
J. Aron & Company
		By:	/s/ Arthur Ambrose
		Name:	Arthur Ambrose
		Title:	Vice President

Agreed and Accepted By:
MICRON TECHNOLOGY, INC.

By:	/s/ Anne Miller

(Reference Number: SDB2634749868-2634749919)

2 of 2